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                                  Morgan & Company
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                                  Chartered Accountants
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                                  P.O. Box 10007, Pacific Centre
                                  Suite 1730 - 700 West Georgia Street
                                  Vancouver, B.C. V7Y 1A1
                                  Telephone (604) 687-5841
                                  Fax (604) 687-0075
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                   INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Commodore Minerals, Inc. on Amendment No. 1 of Form SB-2 of our Auditors' Report, dated December 18, 2000, on the balance sheet of Commodore Minerals,Inc. as of November 30, 2000, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, B.C., Canada                        /s/ Morgan & Company

March 15, 2001                        Chartered Accountants